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FOR IMMEDIATE RELEASE

COMPANY CONTACT:  CAROL COBURN
                  860.870.6112
                  BIO.PLEXUS@NET.NET.

Vernon, CT -- April 27 -- Bio-Plexus today announced a private placement convertible debenture financing of up to $4,500,000. "This funding will help enable us to capitalize on the exciting growth opportunities available today as the market converts to safety medical products," said Richard L. Higgins, president and CEO of Bio-Plexus.

"Right now only about 10% of all needle markets are safety devices. But we expect these figures to change as additional states join Maryland, Tennessee and California in passing legislation mandating the use of safety needles," Higgins added. Bills continue to be introduced in other states, and Federal OSHA is also considering more stringent regulations to ensure the use of safe needles.

Bio-Plexus, Inc. (NASDAQ: BPLX), is a designer, developer, manufacture, and marketer of safety medical products and needles under the PUNCTUR-GUARD(R) and DROP-IT(R) brand names. The company holds U.S. and international patents on safety medical devices designed to reduce the incidence of accidental needlesticks among healthcare workers. Accidental needlesticks number more than one million per year in the United States and can result in the transmission of deadly diseases including HIV and hepatitis.

NOTE: THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE DESCRIBED IN ANY SUCH FORWARD-LOOKING STATEMENT AS A RESULT OF FACTORS DESCRIBED FROM TIME TO TIME IN THE COMPANY'S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OR DISCUSSED IN OTHER PRESS RELEASES ISSUED BY THE COMPANY.

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